                                                      Registration No. 333-32177

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                  __________________________________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           Bank of the Ozarks, Inc.
            (Exact name of Registrant as specified in its charter)

     Arkansas                                           71-0556208
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification Number)

                             12615 Chenal Parkway
                          Little Rock, Arkansas 72211
                                (501) 978-2265
                       (Address, including zip code, of
                         principal executive offices)
                     _____________________________________

                        STOCK OWNERSHIP PLAN AND TRUST
                          OF BANK OF THE OZARKS, INC.
                           (Full title of the plan)
                    ______________________________________

                             George G. Gleason, II
                      Chairman of the Board of Directors
                          and Chief Executive Officer
                             12615 Chenal Parkway
                          Little Rock, Arkansas 72211
                                (501) 978-2265
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                       Copies of all correspondence to:

                              Jeffrey J. Gearhart
                                  Kutak Rock
                            425 West Capitol Avenue
                                  Suite 1100
                          Little Rock, Arkansas 72201
                                (501) 975-3000
                   ________________________________________

                     TERMINATION OF REGISTRATION STATEMENT



     Bank of the Ozarks, Inc. (the "Company") is filing this Post-Effective Amendment No. 1 ("Amendment") to the registration statement on Form S-8, No. 333-32177 (the "Registration Statement") to reflect that it has merged the Stock Ownership Plan and Trust of Bank of the Ozarks, Inc. (the "ESOP") with and into the Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan"). The 200,000 shares of the Company's Common Stock previously registered for issuance under the ESOP are being re-registered under a Form S-8 Registration Statement filed for the 401(k) Plan simultaneously herewith. As a result, no additional shares of Bank of the Ozark, Inc. Common Stock registered on the Registration Statement can be purchased or otherwise issued under the Stock Ownership Plan.

     The Company hereby removes from registration any and all shares of Bank of the Ozark, Inc. Common Stock that were registered under the Registration Statement, and hereby files this Amendment to effect such removal and to terminate the Registration Statement.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 16, 1999.

                                  BANK OF THE OZARKS, INC.



                                  By:  /s/  George G. Gleason, II
                                      ---------------------------
                                      George G. Gleason, II
                                      Chairman of the Board of Directors
                                      and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

            Signature                                 Title                                Date
            ---------                                 -----                                ----
/s/ George G. Gleason, II            Chairman of the Board of Directors and           March 16, 1999
----------------------------------           Chief Executive Officer
(George G. Gleason, II)

/s/ James Patridge                   Vice Chairman of the Board of Directors          March 16, 1999
----------------------------------                and Director
(James Patridge)

/s/ Mark Ross                        President--Bank Services and Director            March 16, 1999
----------------------------------
(Mark Ross)


/s/ Paul E. Moore                            Chief Financial Officer                  March 16, 1999
----------------------------------      (Principal Financial Officer and
(Paul E. Moore)                                Accounting Officer)

---------------------------------                   Director
(Roger Collins)

*Jerry W. Davis                                     Director                          March 16, 1999
----------------------------------
(Jerry W. Davis)

*C. E. Dougan                                       Director                          March 16, 1999
----------------------------------
(C. E. Dougan)

*Robert C. East                                     Director                          March 16, 1999
----------------------------------
(Robert C. East)

*Linda D. Gleason                                   Director                          March 16, 1999
----------------------------------
(Linda D. Gleason)

*Porter Hillard                                     Director                          March 16, 1999
----------------------------------
(Porter Hillard)

*Henry Mariani                                      Director                          March 16, 1999
----------------------------------
(Henry Mariani)

*R. L. Qualls                                       Director                          March 16, 1999
----------------------------------
(R. L. Qualls)

*Kennith Smith                                      Director                          March 16, 1999
----------------------------------
(Kennith Smith)


*By:    /s/  George G. Gleason, II                                                    March 16, 1999
        --------------------------
          (George G. Gleason, II
          Attorney-in-Fact)


     Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 16, 1999.

                                 BANK OF THE OZARKS, INC.
                                 401(k) RETIREMENT SAVINGS PLAN


                                  By:  /s/ Paul E. Moore
                                       -----------------
                                       Paul E. Moore
                                       Trustee

                                       3